As filed with the Securities and Exchange Commission on October 24, 2012

SEC Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOMPKINS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

16-1482357

(I.R.S. Employer Identification No.)

The Commons, P.O. Box 460

Ithaca, New York 14851

(Address of Principal Executive Offices) (Zip Code)

TOMPKINS FINANCIAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN [ESOP]

(Full title of the plan)

Francis M. Fetsko	with a copy to:
Executive Vice President and Chief Financial Officer	Thomas E. Willett, Esq.
Tompkins Financial Corporation	Harris Beach PLLC
The Commons, P.O. Box 460	99 Garnsey Road
Ithaca, New York 14851	Pittsford, New York 14534
(585) 419-8800

(Name and Address of Agent For Service)

(607) 273-3210

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Do not check if smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.10 par value	100,000	$39.93	$3,993,000	$544.65

(1)	The Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to antidilution provisions of the plan.

(2)	In accordance with Rules 457(h)(1) and 457(c), calculated on the basis of the high and low prices of the Common Stock on the NYSE MKT on October 22, 2012.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”), which incorporates by reference the contents of the Registrant’s previous Registration Statement on Form S-8 (No. 333-163977) filed with the Securities and Exchange Commission on December 23, 2009, is being filed by the Registrant solely to register an additional 100,000 shares for issuance under the Tompkins Financial Corporation Employee Stock Ownership Plan [ESOP]. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed with this Registration Statement:

5	Opinion of Harris Beach PLLC

23.1	Consent of KPMG LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of ParenteBeard LLC

23.4	Consent of Harris Beach PLLC (included in Exhibit 5)

24	Power of Attorney (included at Pages II-2 and II-3)

99	Tompkins Financial Corporation Employee Stock Ownership Plan (incorporated by reference to Exhibit 99 to the registrant’s Registration Statement on Form S-8 (SEC Registration No. 333-163977) filed on December 23, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of New York, on this 24th day of October, 2012.

TOMPKINS FINANCIAL CORPORATION

By:	/s/Stephen S. Romaine
Name	Stephen S. Romaine
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Stephen S. Romaine and Francis M. Fetsko and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him, and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated:

Name	Capacity	Date
/s/ James J. Byrnes James J. Byrnes	Chairman of the Board, Director	October 24, 2012
/s/ Stephen S. Romaine Stephen S. Romaine	President and Chief Executive Officer, Director (Principal Executive Officer)	October 24, 2012
/s/ James W. Fulmer James W. Fulmer	Vice Chairman, Director	October 24, 2012
/s/ Francis M. Fetsko Francis M. Fetsko	Executive Vice President, Chief Financial Officer, Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	October 24, 2012
/s/ John E. Alexander John E. Alexander	Director	October 24, 2012
/s/ Paul J. Battaglia Paul J. Battaglia	Director	October 24, 2012

/s/ Daniel J. Fessenden Daniel J. Fessenden	Director	October 24, 2012
/s/ Reeder D. Gates Reeder D. Gates	Director	October 24, 2012
/s/ James R. Hardie James R. Hardie	Director	October 24, 2012
/s/ Carl E. Haynes Carl E. Haynes	Director	October 24, 2012
/s/ Susan A. Henry Susan A. Henry	Director	October 24, 2012
/s/ Patricia A. Johnson Patricia A. Johnson	Director	October 24, 2012
/s/ Frank C. Milewski Frank C. Milewski	Director	October 24, 2012
/s/ Sandra A. Parker Sandra A. Parker	Director	October 24, 2012
/s/ Thomas R. Rochon Thomas R. Rochon	Director	October 24, 2012
/s/ Michael H. Spain Michael H. Spain	Director	October 24, 2012
/s/ William D. Spain, Jr. William D. Spain, Jr.	Director	October 24, 2012
/s/ Alfred J. Weber Alfred J. Weber	Director	October 24, 2012
/s/ Craig Yunker Craig Yunker	Director	October 24, 2012

EXHIBIT INDEX

5	Opinion of Harris Beach PLLC

23.1	Consent of KPMG LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of ParenteBeard LLC

23.4	Consent of Harris Beach PLLC (included in Exhibit 5)

24	Power of Attorney (included at Pages II-2 and II-3)

99	Tompkins Financial Corporation Employee Stock Ownership Plan (incorporated by reference to Exhibit 99 to the registrant’s Registration Statement on Form S-8 (SEC Registration No. 333-163977) filed on December 23, 2009).